                                                                   Exhibit 3.1.2

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,                Martin J. Reid                                  , *President
    ---------------------------------------------------------------

and                Debra L. Nelson                                 , *Clerk
    -------------------------------------------------------

of                 Ibis Technology Corporation                                 ,
   -----------------------------------------------------------------------------
                           (EXACT NAME OF CORPORATION)

located at                32 CHERRY HILL DRIVE, DANVERS, MA 01923              ,
           --------------------------------------------------------------------
                (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

certify that these Articles of Amendment affecting articles numbered:

                  3
--------------------------------------------------------------------------------
          (NUMBER THOSE ARTICLES 1, 2, 3, 4, 5 AND/OR 6 BEING AMENDED)

of the Articles of Organization were duly adopted at a meeting held on May 4, 2000 , by vote of:

7,387,456  shares of    COMMON     of     8,259,477     shares outstanding
---------           --------------    -----------------
                         (TYPE, CLASS & SERIES, IF ANY)

_________  shares of _____________ of _________________ shares outstanding
                         (TYPE, CLASS & SERIES, IF ANY)

_________  shares of _____________ of _________________ shares outstanding
                         (TYPE, CLASS & SERIES, IF ANY)


being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:


-------------------------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS                         WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------------------------
   TYPE          NUMBER OF SHARES          TYPE          NUMBER OF SHARES          PAR VALUE
-------------------------------------------------------------------------------------------------
Common:                                 Common:               20,000,000              $.008
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Preferred:                              Preferred:             2,000,000              $  01
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------


CHANGE the total authorized to:


-------------------------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS                         WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------------------------
   TYPE          NUMBER OF SHARES          TYPE          NUMBER OF SHARES          PAR VALUE
-------------------------------------------------------------------------------------------------
Common:                                 Common:               50,000,000              $.008
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Preferred:                              Preferred:             2,000,000              $ .01
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------


The foregoing amendment(s) will become effective when these Article of Amendments are filed in accordance with General Laws, Chapter 156B, Section 6 unless the articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Later effective date: ____________________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 4th day of May, 2000,

                  /s/ Martin J. Reid                 , President
------------------------------------------------------

                  /s/ Debra L. Nelson                , Clerk
------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)
================================================================================

         I hereby approve the within Articles of Amendment and, the filing fee in the amount of $30,000.00 having been paid, said articles are deemed to have been filed with me this 9th day of May 2000.

         EFFECTIVE DATE ________________________________

                            /s/ William Francis Galvin

                              WILLIAM FRANCIS GALVIN

                           SECRETARY OF THE COMMONWEALTH




                          TO BE FILLED IN BY CORPORATION

                        PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                         MAURA L. ALDRIDGE, LEGAL ASSISTANT

                  MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

                       ONE FINANCIAL CENTER, BOSTON, MA 02111

                                   617 542-6000